                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                       Date of Report:  January 10, 1994


                            THE FOOTHILL GROUP, INC.
               (Exact name of registrant as specified in charter)

         Delaware             0-5467            94-1663353
         --------             ------            ----------

(State of Incorporation)   (Commission        (IRS Employer
                           File Number)    Identification No.)

                          11111 Santa Monica Boulevard

                         Los Angeles, California 90025
                    (Address of principal executive office)

                 Registrant's telephone number:  (310) 996-7000
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      Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

      Exhibit 28 - Additional Exhibits


      Press release that finalizes offering amount for new Thrift holding company.
      Press release announcing increase in dividend and revised record date.
      Press release that completes spin-off of Foothill Thrift.


      SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


      Dated: January 10, 1994                    THE FOOTHILL GROUP, INC.



                                                 By: C/HENRY K. JORDAN
                                                     -----------------
                                                 Henry K. Jordan
                                                 Vice President and
                                                 Chief Financial Officer
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                        [THE FOOTHILL GROUP LETTERHEAD]


                       THE FOOTHILL GROUP, INC. COMPLETES

                          SPIN-OFF OF FOOTHILL THRIFT

                 LOS ANGELES, CALIFORNIA, December 23, 1993 . . . The Foothill Group, Inc. (NYSE-FGI) today reported that the previously announced spin-off of Pacific Crest Capital, Inc. to Foothill Group shareholders has been consummated. Pacific Crest Capital, Inc. is the newly formed holding company which now owns Foothill Thrift and Loan, previously a subsidiary of The Foothill Group, Inc. Pacific Crest Capital, Inc. also today successfully completed its Preferred Stock offering.

                 The common shares of Pacific Crest Capital, Inc. were, in accordance with previous announcements, distributed to Foothill Group shareholders on the basis of one common share of Pacific Crest Capital, Inc. for each fifteen common shares of Foothill Group.

                 The Foothill Group, Inc. is a financial services company engaged in the commercial finance and asset management businesses. At September 30, 1993, Foothill had total assets owned or under management of more than $1.3 billion. Foothill Capital Corporation, the Company's wholly owned subsidiary, provides asset-based financing secured by accounts receivable, inventory, equipment and other assets to businesses throughout the United States. The parent company's asset management operation manages institutional limited partnerships which invest in the debt of companies which are in reorganization or in the process of restructuring.
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                       [THE FOOTHILL GROUP LETTERHEAD]


                 THE FOOTHILL GROUP, INC. INCREASES QUARTERLY

                         DIVIDEND TO 5 CENTS PER SHARE

                       RECORD DATE REVISED TO DECEMBER 28

                LOS ANGELES, CALIFORNIA, December 17, 1993 . . . The Foothill Group, Inc. (NYSE-FGI) Board of Directors today declared a $.05 quarterly cash dividend on its Class A common stock. This represents a 67% increase from the previous dividend payment level of $.03 per quarter. The dividend is payable on January 27, 1994, to shareholders of record on December 28, 1993. The previously reported record date of December 27, 1993 was revised due to the holiday schedule of the New York Stock Exchange.

                Commenting on the increase, Don L. Gevirtz, Chairman of the Board, said "Our Board of Directors felt this increase was appropriate given the strength and continued strong profitability of both our asset-based lending and money management businesses."

                The Foothill Group, Inc. is a financial services company engaged in the commercial finance and asset management businesses. At September 30, 1993, Foothill had total assets owned or under management of more than $1.3 billion. Foothill Capital Corporation, the Company's largest subsidiary, provides asset-based financing secured by accounts receivable, inventory, equipment and other assets to businesses throughout the United States. Foothill Thrift and Loan, which is being spun-out to Foothill Group shareholders, specializes in providing commercial real estate financing for California based small businesses and entrepreneurs. The parent company's asset management operation manages institutional limited partnerships which invest in the debt of companies which are in reorganization or in the process of restructuring.
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                       [THE FOOTHILL GROUP LETTERHEAD]


                 THE FOOTHILL GROUP, INC. FINALIZES OFFERING

                     AMOUNT FOR NEW THRIFT HOLDING COMPANY

                 LOS ANGELES, CALIFORNIA, December 16, 1993 . . . The Foothill Group, Inc. (NYSE-FGI) today announced that Pacific Crest Capital, Inc. has received subscriptions for Preferred Stock in excess of the minimum required in its recent offering. Subscriptions for $14,025,000 of Preferred Stock to be issued by Pacific Crest Capital, Inc. were received. Upon closing of the offering, expected on December 23, 1993, the previously announced spin-off of Pacific Crest Capital, Inc. to Foothill Group shareholders will be consummated. Pacific Crest Capital, Inc. is the newly formed holding company for the Foothill Thrift subsidiary of The Foothill Group, Inc.

                 Concurrent with the closing of the offering, the common shares of Pacific Crest Capital, Inc. will, in accordance with previous announcements, be distributed and payable on December 23, 1993, to Foothill Group shareholders of record on December 16, 1993. The spin-off will be made on the basis of one common share of Pacific Crest Capital, Inc. for each fifteen common shares of Foothill Group. Foothill Group common stock will continue to trade with "due bills" attached through and including the distribution date of December 23, 1993. These "due bills" entitle owners of Foothill Group common stock to receive the spin-off shares of common stock of Pacific Crest Capital, Inc.
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                 The Foothill Group, Inc. is a financial services company
  engaged in the commercial finance and asset management businesses. At September 30, 1993, Foothill had total assets owned or under management of more than $1.3 billion. Foothill Capital Corporation, the Company's largest subsidiary, provides asset-based financing secured by accounts receivable, inventory, equipment and other assets to businesses throughout the United States. The parent company's asset management operation manages institutional limited partnerships which invest in the debt of companies which are in reorganization or in the process of restructuring.